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                                    EXHIBIT
                                       23


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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-39794, No. 33-96604, No. 333-29643 and No.
333-29647) of Philadelphia Consolidated Holding Corp. of our reports dated February 7, 2001, except for certain information in Note 9 as to which the date is February 20, 2001, relating to the consolidated financial statements and financial statement schedules which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
March 30, 2001